CONSULTING SERVICES AGREEMENT

This Agreement (the “Agreement”) is made and entered into effective as of March 1, 2009 (“the Effective Date”), by and among Profit Planners Management, Inc., a Nevada corporation (“PPM”), and 3A Media, Inc., a New Jersey corporation (“3A”)

WHEREAS, PPM has entered into a Consulting Services Agreement (the “Agreement”) dated March 1, 2009, with 3A.

NOW THEREFORE, the parties agree as follows:

1.

Management Services

PPM agrees to provide monthly management and financial advisory services to 3A and to render all other services relevant thereto.

2.

Consulting Fee/Expense Reimbursement

The price for furnishing the consulting services shall be One Thousand ($1,000.00) Dollars per month (“Consulting Fee”).  Fees shall be earned commencing on the Effective Date, and shall be paid monthly within 15 days of the close of each month thereafter, and shall be reconciled annually on or before 90 days after the close of each calendar year thereafter during the term of this Agreement. 3A shall not be liable to PPM for any expenses paid or incurred by PPM in the course of providing services hereunder, unless otherwise agreed to in writing.

In addition, 3A shall reimburse PPM for the cost of reasonable and necessary out-of-pocket expenses incurred by PPM on behalf of, or the benefit of 3A and attributable to 3A in connection with the performance of its management services hereunder. Such expenses may include (but not be limited to) a pass through or allocation of legal, audit or accounting expenses attributable to 3A; provided, however, that matters of general overhead of PPM will not be charged to 3A. Such expenses will be invoiced and reimbursement made by 3A on a monthly basis.

3.

Relationship

Nothing contained in this Agreement shall be construed to place PPM and 3A in a relationship as partners, joint venturers, or principal and agent.  Neither party shall have any authority to create or assume in the other’s name or on its behalf any obligation, express or implied or to act or purport to act as the other’s agent or legally empowered representative for any purpose whatsoever.  Neither party shall be liable to a third party in any way for any engagement, obligation, commitment, contract, representative or transaction or for any negligent act or omission to act of the other party except as otherwise expressly provided for herein.

4.

Term and Termination

This Agreement shall take effect on the date hereof and continue until August 31, 2009,  at which point 3A will have the option of renewing the contract on an annual basis for the same terms provided herein.

5.

Notices.

All notices or other communications required or permitted hereunder will be in writing and will be deemed given or delivered when delivered personally, by registered or certified mail, by legible facsimile transmission or by overnight courier (fare prepaid) addressed as follows:

If to PPM, to: PPM, Inc. 100 S. Bedford Road, Suite 340 Mt. Kisco, NY 10549 Attn: Wesley Ramjeet, CEO If to 3A, to: 3A Media, Inc. 279 Plainfield Road Edison, NJ 08820 Attn: Kelvin Chen, President

6.

Entire Agreement

This Agreement supersedes any and all other Agreements, either oral or in writing, and contains all the covenants and agreements between the parties as to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by either party or anyone acting on behalf of any party hereto, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing, signed by the party to be charged.

7.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written

PPM, INC.

By: /s/ Wesley Ramjeet

      Wesley Ramjeet, CEO

3A MEDIA, INC.

By: /s/ Kelvin Chen

       Kelvin Chen, President